UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2006

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

California	000-51257	95-4728109
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

3562 Eastham Drive	90232
Culver City, California
(Address of principal execItemutive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

LOS ANGELES, CA, October 5, 2006—Bidz.com, Inc., a leading online auctioneer of jewelry, today announced the appointment of Claudia Liu to the newly created position of Chief Operating Officer, effective immediately.  Ms. Liu will oversee the operations, auction, marketing, IT and purchasing functions, and will continue to report to Bidz.com’s President and Chief Executive Officer, David Zinberg.

Ms. Liu joined Bidz.com in 2001 and was promoted to Vice President of Operations in 2002.  Prior to joining Bidz, Ms. Liu was Director and General Manager of Cybertowers Pte Ltd., a publicly listed company on the Kuala Lumpur Stock Exchange in Malaysia. Ms. Liu has over 15 years of experience in accounting, operations and general management. Ms. Liu received a Bachelor Degree in Social Science from Sheng Cheng University in Taipei in 1985.

Item 9.01 Financial Statements and Exhibits.

(a)          Not applicable

(b)         Not applicable

(d)         Exhibits

99.1 Press Release Dated October 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer